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                                                                    Exhibit 10.2

     THIS MANAGEMENT AGREEMENT DATED AS OF THE 1ST DAY OF JANUARY, 2002

BETWEEN:

                  SPARKLING SPRING WATER HOLDINGS LIMITED

                  (hereinafter "SSW")

                                                         OF THE FIRST PART

                  AND

                  CF CAPITAL CORPORATION

                  (hereinafter "CF")

                                                        OF THE SECOND PART

                  AND

                  G. JOHN KREDIET

                  (hereinafter "Krediet")

                                                         OF THE THIRD PART

                  AND

                  K. DILLION SCHICKLI

                  (hereinafter "Schickli")

                                                        OF THE FOURTH PART


         WHEREAS CF has provided management services to SSW pursuant to a management agreement originally dated December 16, 1993 and as amended and restated January 12, 1996 (collectively the "Original Agreement").

         AND WHEREAS the parties hereto wish to terminate the Original Agreement and enter into a new management agreement containing the terms and conditions set out below.

         AND WHEREAS Krediet and Schickli are principals of CF.



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         NOW THEREFORE IN CONSIDERATION of the premises and mutual covenants and agreements herein contained and the sum of ten dollars ($10.00) now paid by each of the parties to the other (the receipt and sufficiency whereof is hereby acknowledged) the parties covenant and agree as follows:

1.       INTERPRETATION

1.1 Words importing the singular include the plural and vise versa and words including gender include all genders.

1.2 Titles or headings contained herein are intended solely for convenience, are not intended to be a full or accurate description of the context thereof and shall not be considered part of this Agreement.

1.3 The Original Agreement is hereby terminated as of midnight December 31, 2001 and the parties hereto acknowledge and agree that all rights, obligations, liabilities, and benefits arising from the Original Agreement are hereby released and are of no further effect.

2.       MANAGEMENT SERVICES

2.1 CF agrees to provide management services to SSW, including, without restricting the generality of the foregoing, managing the operations of SSW and negotiating such contracts, financial arrangements and other arrangements and performing such other services as may be directed from time to time by the Board of Directors of SSW, and to conduct no other business.

2.2 The parties acknowledge nothing in this Agreement shall be construed as a delegation of any of the duties or powers of the Board of Directors of SSW to manage the business and affairs of SSW and all such powers and duties, including the policy and decision making powers, are hereby reserved.

2.3     SSW and CF agree that Krediet, as Chairman and Chief Executive
Officer, and Schickli, as President and Chief Operating Officer, shall be the individuals who shall provide, on behalf of CF, the services to SSW described above. Krediet shall devote the majority of his time and attention to the affairs of SSW and ensure he uses his best efforts to promote the best interests of SSW, and covenants and agrees that SSW shall be his principal business interest; It being understood and acknowledged that, subject to Section 2.4 hereof, Krediet has and may continue to have other investments in which he undertakes a passive function. Schickli shall devote his entire time and attention during business hours to the affairs of SSW and shall use his best efforts to promote the best interests of SSW; It being acknowledged that Schickli currently and may continue to hold the office of a director of companies including and other than SSW.

2.4 Neither CF, Krediet nor Schickli, shall, directly or indirectly, pursue, participate, provide advice with respect to or have any interest in any transaction involving the



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manufacture, bottling, sale or distribution of bottled water unless such participation or interest shall have been first authorized by the compensation committee of SSW.

3.       FEES

3.1      In consideration of CF's services to SSW hereunder SSW agrees to pay to
         CF:

         BASE FEE:

         (a)      a base fee of one million dollars in US funds
                  (US$1,000,000.00) for services rendered by CF to SSW during the fiscal year ending December 31, 2002;

         BONUS:

         (b) CF will be eligible to earn an additional cash bonus of up to a maximum of five hundred thousand US dollars (US$500,000.00) for the fiscal year ended December 31, 2002 as follows:

                  (i) $166,666.00 - should SSW achieve EBITDA of at least $28,168,000.00 after corporate and overhead expenses;

                  (ii) $166,667.00 - should SSW achieve net new rentals of at least 14,504.00; and

                  (iii) $116,667.00 - to be a discretionary bonus to be awarded at the discretion of the compensation committee of SSW;

Provided that for the purposes of this Section 3.1, the definition of EBITDA and net new rentals shall be consistent with the terms used by SSW historically and as are presented in the quarterly Board Books prepared and delivered to the Board of Directors of SSW. The parties agree that should SSW undertake further acquisitions during the 2002 fiscal year, that the thresholds above for bonuses shall be adjusted accordingly to take into account the effect of such acquisitions and for that purpose, the compensation committee of SSW and CF shall negotiate in good faith to determine the appropriate adjustment to such thresholds.

3.2      PAYMENT

The base fee shall be paid during the 2002 fiscal year in such manner and at such times as is reasonably acceptable to the parties hereunder. The bonus shall be paid as soon as reasonably possible after the compensation committee has confirmed whether SSW has achieved the thresholds set out in Section 3.1(b) above.



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3.3      EXPENSES

In addition to the fees described in Section 3.1 hereof, SSW shall reimburse CF for all reasonable out of pocket disbursements and office expenses incurred by CF from time to time in the performance of its services pursuant to this Agreement.

4.       CONFIDENTIALITY/RESTRICTIVE COVENANTS

4.1 CF, Krediet and Schickli recognize and acknowledge that in the course of carrying out, performing and fulfilling their respective obligations to SSW hereunder, each will have access to and will be entrusted with information that would reasonably be considered confidential to SSW, the disclosure of which to competitors of SSW or to the general public, will be highly detrimental to the best interests of SSW. Such information includes, without limitation, trade secrets, know how, marketing plans, cost figures, client lists, software and information relating to employees, suppliers and persons in contractual relationships with SSW. Except as may be required in the course of carrying out their respective hereunder, CF, Krediet and Schickli covenant and agree that they will not disclose, for the duration of this Agreement or anytime thereafter, any of such information to any person other than to the directors, officers or employees of SSW that a have a need to know such information, nor will they use, nor exploit directly, or indirectly, the same information for any purpose other than for the benefit of SSW. Without limiting the generality of the foregoing, neither CF, Krediet or Schickli shall for the duration of this Agreement and for a period of three years thereafter, have any interest or invest in any corporation, joint venture or any other enterprise, directly or indirectly, involved in the manufacturing, bottling, sale or distribution of bottled water or the rental of coolers in any of the markets served by SSW during the term of this Agreement or at the date of termination.

5.       TERM RENEWAL AND TERMINATION

5.1 The initial term of this Agreement ("Initial Term") is for one year commencing January 1, 2002 and ending on December 31, 2002. Unless renewed in accordance with the terms of this Agreement, Initial Term shall expire on December 31, 2002;

5.2 This Agreement shall be automatically renewed for a further term of one year upon the expiration of the Initial Term, unless at least 30 days prior to the expiration of the Initial Term, either CF or SSW notifies the other in writing that the Agreement is to terminate on the expiration of the Initial Term. Should the Initial Term be renewed as aforesaid (a "Renewal Term") this Agreement shall continue on a year to year basis thereafter provided that either party may terminate this Agreement during any Renewal Term upon at least 30 days prior written notice and in such case, the Agreement will terminate on December 31st in the year in which notice to terminate is given.



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5.3      The base fee and bonus may be increased during any Renewal Term only with the consent of the compensation committee of SSW. The parties agree to negotiate in good faith to determine such increase, if any, and to determine the applicable thresholds for a Renewal Term to enable CF to earn its bonus in accordance with Section 3.1(b).

6.       MISCELLANEOUS

6.1 No amendment of this Agreement shall be binding unless it is executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continued waiver unless otherwise expressly provided. For greater certainty, any amendment to this Agreement and any waiver by SSW of any provision of this Agreement must be approved by the compensation committee of SSW.

6.2 SSW hereby expressly acknowledges and agrees that additional non-cash management options or other remuneration consistent with industry standards may be granted from time to time to Krediet and Schickli and entering into this Agreement shall not preclude future negotiations and payments of such options or incentives. Such option or other remuneration granted to Krediet or Schickli shall be at the discretion of the compensation committee of SSW and shall be at a price no less than fair market value at the time of such grant.

6.3 This Agreement shall be binding upon and enure to the benefit of the parties hereto in each of their respective successors, heirs, executors, administrators and assigns.

6.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia.

6.5 This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

6.6 All notices given pursuant to this Agreement shall be in writing and given by courier, facsimile or personal delivery as follows:

         (a)      To CF, Krediet and Schickli at:

                  CF Capital Corporation
                  9109 Chickadee Way
                  Blaine, WA  98230
                  Fax: (360) 371-9950

                  Attention: Dillon Schickli

                  And to SSW at:



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                  Sparkling Spring Water Holdings Limited
                  c/o 19 Fielding Avenue
                  Dartmouth, NS  B3B 1C9
                  Fax: (902) 468-2751
                  Attention: Chair of the Compensation Committee

                  With a copy to:

                  Stewart McKelvey Stirling Scales
                  Purdy's Wharf, Tower One
                  1959 Upper Water Street
                  Halifax, NS  B3J 2X2
                  Fax: (902) 496-6174

                  Attention: Lawrence J. Stordy, Secretary


Or to such other address or fax number of a party as that party may give notice to all other parties from time to time. Notices shall be deemed to be given upon receipt if sent by courier or hand delivery and if sent by fax on the day the transmission is received if it is received before 5:00 p.m. or on the next business day if the fax is received after 5:00 p.m. in the recipient's time zone.

6.7      Time shall of the essence in this Agreement.

6.8 For greater certainty, each of Krediet and Schickli acknowledge and confirm that they owe fiduciary duties to SSW (notwithstanding that they are compensated for their services by CF and not SSW), and CF acknowledges and confirms that the powers granted to CF hereunder may not be delegated to individuals other than Krediet or Schickli without the prior written consent of the Chair of the Compensation Committee of SSW.

7.       ARBITRATION

7.1 In the event any disagreement arises between the parties hereto with reference to this Agreement, any matter arising hereunder or any matter arising in connection herewith in respect of which the parties cannot agree, then every such disagreement may be submitted by any party hereto to arbitration in Halifax, Nova Scotia pursuant to the provisions of the Commercial Arbitration Act (Nova Scotia). The party desiring arbitration shall give written notice to the other parties hereto setting forth the matter or matters to arbitrate. A reference to arbitration shall be made to one arbitrator who shall be mutually agreeable to all parties or, if they are unable to agree, to a single arbitrator appointed and acting in accordance with the provisions of the Commercial Arbitration Act (Nova Scotia). The decision of the arbitrator, where, practicable, shall be within (1) month of the appointment of the arbitrator. The decision of the arbitrator shall be final and binding upon the parties with the cost of the arbitrator to be borne equally by CF and SSW.


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         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED             )    SPARKLING SPRING WATER
in the presence of:                      )    HOLDINGS LIMITED
                                         )
                                         )
                                         )    Per: /s/ Jan Niessen
                                         )         -----------------------------
                                         )         Chairman, Compensation
                                         )         Committee
                                         )
                                         )    CF CAPITAL CORPORATION
                                         )
                                         )
                                         )    Per: /s/ K. Dillion Schickli
                                         )         -----------------------------
                                         )         President
                                         )
                                         )    G. JOHN KREDIET
                                         )
                                         )
                                         )    Per: /s/ G. John Krediet
                                         )         -----------------------------
                                         )
                                         )    K. DILLION SCHICKLI
                                         )
                                         )
                                         )    Per: /s/ K. Dillion Schickli
                                         )         -----------------------------